Exhibit 32

CERTIFICATION

The undersigned certifies pursuant to 18 U.S.C. Section 1350 that:

1.             The accompanying Annual Report on Form 10-K for Clearfield, Inc. (the “Company”) for the period ended September 30, 2023 fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.             The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 29, 2023
/s/ Cheryl Beranek
Cheryl Beranek
Chief Executive Officer

/s/ Daniel Herzog
Daniel Herzog
Chief Financial Officer